Exhibit 99.2

October 13, 2025

Liberty Broadband Corporation to Conduct Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)—Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on GCI Liberty, Inc’s (“GCI Liberty”) (Nasdaq: GLIBA, GLIBK) third quarter earnings conference call. The conference call will be held on Wednesday, November 5th at 11:15 a.m. E.T. During the call, management may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call InComm Conferencing at (877) 407-3944 or +1 (412) 902-0038, confirmation code 13749439, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Broadband website at http://www.libertybroadband.com/investors/news-events/ir-calendar to register for the webcast. A replay of the call will also be available on the Liberty Broadband website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation’s (Nasdaq: LBRDA, LBRDK, LBRDP) principal asset consists of its interest in Charter Communications.

Liberty Broadband Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Broadband Corporation